EXHIBIT 32.2

CERTIFICATION OF PERIODIC REPORT

I, Adrian G. Goldfarb, Principal Financial Officer of Duos Technologies Group, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that on the date of this Certification:

1.

the Annual Report on Form 10-K/A of the Company for the annual period ended December 31, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 7, 2018

/s/ Adrian G. Goldfarb
Adrian G. Goldfarb
Principal Financial Officer